WEAVER MARTIN & SAMYN

August 17, 2012

To the Board of Directors of
Imperial Petroleum, Inc
101 NW 1st Street, Suite 213
Evansville, Indiana 47708

Also sent via email on 8-17-12 to:
Jeff Wilson at jtwilsonx1@aol.com
Greg Thagard at jtag24847@aol.com
Sam Wernli at swernli@peoplepc.com

On August 16, 2012, it was brought to our attention that E-biofuels, Inc. (a subsidiary of Imperial Petroleum, Inc.) was alleged to be involved in fraudulent activity during the period from acquisition (May 24, 2010) to July 31, 2010, for the year ended July 31, 2011, and through the period of the current fiscal year and that Managements' representations to us during our audits for the years ended July 31, 2010 and July 31, 2011 were not accurate and can no longer be relied on.

Due to the above, we inform you that we are resigning, effective immediately, as the principal certifying accountant (auditor of record) for Imperial Petroleum, Inc. (File No. 000-09923).

Further, we inform you that Weaver Martin & Samyn, LLC no longer maintains its auditors' opinion in connection with the consolidated financial statements and footnotes for the years ended July 31, 2010 and July 31, 2011 and no longer will permit publication of those opinions, submissions of those opinions in SEC filings, or use of the opinions in any form.

Sincerely,

Weaver Martin & Samyn, LLC

Weaver Martin & Samyn, LLC
Kansas City, Missouri

Certified Public Accountants & Consultants
411 Valentine, Suite 300
Kansas City, Missouri 64111
Phone: (816) 756-5525
Fax: (816) 756-2252